Exhibit (a)(5)

                           Offer to Purchase for Cash
                     All Outstanding Shares of Common Stock
                                       of
                         Helene Curtis Industries, Inc.
                                       at
                              $70.00 Net Per Share
                                       by
                       Conopco Acquisition Company, Inc.
                          a wholly owned subsidiary of
                                 Conopco, Inc.
                                a subsidiary of
                                 Unilever N.V.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW
  YORK CITY TIME, ON MONDAY, MARCH 18, 1996, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

    Enclosed for your consideration is an Offer to Purchase dated February 20, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by Conopco Acquisition Company, Inc., a Delaware corporation (the "Purchaser"), which is a wholly owned subsidiary of Conopco, Inc., a New York corporation ("Parent"), which is indirectly owned 75% by Unilever N.V., a Dutch corporation, and 25% by Unilever PLC, a company organized under the laws of England and Wales, to purchase for cash all outstanding shares of Common Stock, par value $.50 per share (the "Shares"), of Helene Curtis Industries, Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Letter to Stockholders of the Company from the President and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

    WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to tender any of or all the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

    Your attention is directed to the following:

    1. The offer price is $70.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

    2. The Offer is being made for all outstanding Shares.

    3. The Board of Directors of the Company has unanimously approved the Offer and the Merger (as defined below) and determined that the terms of the Offer and the Merger are fair to, and in
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       the best interests of, the stockholders of the Company and unanimously recommends that the stockholders of the Company accept the Offer and tender their Shares.

    4. The Offer is being made pursuant to the Agreement and Plan of Merger dated as of February 13, 1996 (the "Merger Agreement"), among Parent, the Purchaser and the Company pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the "Merger"). In the Merger, each outstanding Share and Class B Share (as defined in the Offer to Purchase) (other than Shares and Class B Shares owned by the Company as treasury stock or by any subsidiary of the Company, Parent, the Purchaser or any other subsidiary of Parent or by stockholders, if any, who are entitled to and who properly exercise appraisal rights under Delaware law) will be converted into the right to receive $70.00 per Share or Class B Share, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

    5. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, MARCH 18, 1996, UNLESS THE OFFER IS EXTENDED BY THE PURCHASER (THE "EXPIRATION DATE").

    6. The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares that, together with the Class B Shares subject to the Stockholder Agreement (as defined in the Offer to Purchase), would constitute a majority of the combined voting power of all outstanding Shares and Class B Shares on a fully diluted basis on the date of purchase (assuming for such determination that each Class B Share subject to the Stockholder Agreement is only entitled to one vote per Class B Share), and (2) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder applicable to the purchase of Shares pursuant to the Offer having expired or been terminated.

    7. Any stock transfer taxes applicable to a sale of Shares to the Purchaser will be borne by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

    If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

    Payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by Morgan Guaranty Trust Company of New York (the "Depositary") of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares,
(b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 2 of the Offer to Purchase, an Agent's Message, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

    The Offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by Morgan Stanley & Co. Incorporated, the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

                                       2
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                        Instructions with Respect to the
                           Offer to Purchase for Cash
                     All Outstanding Shares of Common Stock
                                       of
                         Helene Curtis Industries, Inc.

    The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of Conopco Acquisition Company, Inc. dated February 20, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal relating to shares of Common Stock, par value $.50 per share (the "Shares"), of Helene Curtis Industries, Inc., a Delaware corporation.

    This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.


                                                         SIGN HERE
 NUMBER OF SHARES TO BE TENDERED:*

__________________ SHARES               ________________________________________

DAYTIME AREA CODE
AND TEL. NO. _______________________    ________________________________________
                                                         SIGNATURE(S)

TAXPAYER IDENTIFICATION
NO. OR SOCIAL
SECURITY NO. _______________________    ________________________________________

DATED: _______________________, 1996    ________________________________________
                                         (PLEASE PRINT NAME(S) AND ADDRESS(ES))







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* Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.